As filed with the Securities and Exchange Commission on March 10, 1995
                                                        Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          BETHLEHEM STEEL CORPORATION
            (Exact name of Registrant as specified in its charter)

            DELAWARE                                        24-0526133
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                               1170 EIGHTH AVENUE
                       BETHLEHEM, PENNSYLVANIA 18016-7699
                                 (610) 694-2424
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     SAVINGS PLAN FOR SALARIED EMPLOYEES
           OF BETHLEHEM STEEL CORPORATION AND SUBSIDIARY COMPANIES
                           (Full title of the plan)

                            WILLIAM H. GRAHAM, ESQ.
                          BETHLEHEM STEEL CORPORATION
                               2018 MARTIN TOWER
                               1170 EIGHTH AVENUE
                           BETHLEHEM, PA  18016-7699
                                 (610) 694-7430
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                         PROPOSED            PROPOSED
                                                         MAXIMUM              MAXIMUM            AMOUNT OF
     TITLE OF SECURITIES          AMOUNT TO BE        OFFERING PRICE         AGGREGATE         REGISTRATION
       TO BE REGISTERED            REGISTERED          PER UNIT (1)     OFFERING PRICE (1)          FEE
- --------------------------------------------------------------------------------------------------------------
  Common Stock  . . . . . .    2,500,000 shares (2)     $15.00            $37,500,000.00      $12,931.03
- --------------------------------------------------------------------------------------------------------------
  Preference Stock             2,500,000 rights            N/A                  N/A                 N/A
  Purchase Rights (3)   . .
==============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 on the basis of the high and low prices ($15.00 per share) of the Registrant's Common Stock on the New York Stock Exchange Composite Tape on March 8, 1995.
(2) The 2,500,000 shares of Bethlehem Common Stock registered represent the estimated number of shares that will be purchased for the Plan with employee contributions and related Company contributions through December 31, 1999, based on an average cost of $16.00 per share for such Common Stock for the period January 1, 1990 through December 31, 1994.
(3) Rights are evidenced by certificates for shares of the Common Stock and automatically trade with such Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                          ---------------------------

IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLAN DESCRIBED HEREIN.

                           -------------------------

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Commission by Bethlehem (File No. 1-1941) and the Plan (File No. 1-2516) are incorporated by reference in this registration statement:

         1. Bethlehem's Annual Report on Form 10-K for the year ended December 31, 1993.
         2. The Plan's Annual Report on Form 11-K for the year ended December 31, 1993.
         3. Bethlehem's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.
         4.      Bethlehem's Current Report on Form 8-K dated April 27, 1994.
         5. The description of Bethlehem's Common Stock set forth in Article Fourth of Bethlehem's Second Restated Certificate of Incorporation.
         6. Bethlehem's Registration Statement on Form 8-A dated October 4, 1988, relating to Bethlehem's Preference Stock Purchase Rights.
         7. Registration Statement Nos. 2-71699, 2-53880 and 2-90795, including all post-effective amendments thereto.

         All documents filed by Bethlehem or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock to be issued pursuant to the Plan will be passed upon for Bethlehem by William H. Graham, Esq., General Counsel of Bethlehem. Mr. Graham is paid a salary by Bethlehem and participates in various employee benefit plans offered to officers and employees of Bethlehem generally.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware:
(i) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; (ii) gives a director or officer who successfully defends an action the right to be so indemnified; and (iii) permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         Article IX of Bethlehem's By-laws requires Bethlehem to indemnify its directors and officers to the maximum extent permitted by the General Corporation Law of the State of Delaware. Article Eighth of Bethlehem's Second Restated Certificate of Incorporation also provides that Bethlehem may indemnify and advance expenses to its directors, officers, employees or agents to the fullest extent permitted by applicable law.

         Bethlehem has entered into individual Indemnification Assurance Agreements with each of its directors and executive officers pursuant to which Bethlehem has agreed to indemnify each of its directors and executive officers to the full extent provided by applicable law and the By-laws of Bethlehem as currently in effect. In addition, Bethlehem has established in connection with its indemnification policy an irrevocable letter of credit in an aggregate amount of $5 million to assure payment to each director and executive officer of any amounts to which they may become entitled as indemnification pursuant to the By-laws in the event that, for any reason, Bethlehem shall not pay to them any such indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Bethlehem pursuant to the foregoing provisions, Bethlehem has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and therefore unenforceable.

         Bethlehem maintains insurance policies insuring its directors and officers against certain losses incurred by them as a result of claims based upon their actions or statements (including omissions to act or to make statements) as directors and officers. The aggregate amount payable for individual directors and officers under such policies in any policy year is limited to $75 million. After certain deductibles, Bethlehem is entitled to reimbursement of up to $50 million under such policies in connection with its indemnification of directors and officers.

         Bethlehem also maintains an insurance policy insuring those individuals who are fiduciaries, as defined by the Employee Retirement Income Security Act of 1974, under certain employee benefit plans of Bethlehem and its subsidiaries against certain losses incurred by them as a result of claims based on their responsibilities, obligations and duties under such Act. This fiduciary policy is subject to certain deductibles and has an annual aggregate limit of $30 million.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, or (iv) for any transaction from which the director receives an improper personal benefit. Bethlehem's Second Restated Certificate of Incorporation includes such a provision in Article Ninth thereof.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHLEHEM AND COMMONWEALTH OF PENNSYLVANIA, ON THIS 8TH DAY OF MARCH, 1995.

                                        BETHLEHEM STEEL CORPORATION
                                          Registrant


                                        By    /s/ Curtis H. Barnette
                                           -------------------------------------
                                                  Curtis H. Barnette
                                            Chairman and Chief Executive Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      SIGNATURES                                     TITLE                           DATE
      ----------                                     -----                           ----
        /s/ Curtis H. Barnette             Director, Chairman and               March 8, 1995
     ----------------------------            Chief Executive Officer
          CURTIS H. BARNETTE                 (principal executive
                                             officer)


        /s/ Gary L. Millenbruch            Director, Executive Vice             March 8, 1995
     ----------------------------            President and Treasurer
         GARY L. MILLENBRUCH                 (principal financial officer)


        /s/ Lonnie A. Arnett               Vice President and                   March 8, 1995
     ----------------------------            Controller (principal
          LONNIE A. ARNETT                   accounting officer)


                  *                        Director                             March 8, 1995
     ----------------------------
        BENJAMIN R. CIVILETTI


                  *                        Director                             March 8, 1995
     ----------------------------
           WORLEY H. CLARK


                  *                        Director                             March 8, 1995
     ----------------------------
        HERMAN E. COLLIER, JR.


                  *                        Director                             March 8, 1995
     ----------------------------
           JOHN B. CURCIO

            SIGNATURES                         TITLE                        DATE
            ----------                         -----                        ----
                  *                          Director                 March 8, 1995
     ----------------------------
         WILLIAM C. HITTINGER


                  *                          Director                 March 8, 1995
     ----------------------------
          THOMAS L. HOLTON


                  *                          Director                 March 8, 1995
     ----------------------------
           LEWIS B. KADEN


                  *                          Director                 March 8, 1995
     ----------------------------
           HARRY P. KAMEN


                  *                          Director                 March 8, 1995
     ----------------------------
          WINTHROP KNOWLTON


                  *                          Director                 March 8, 1995
     ----------------------------
        ROBERT MCCLEMENTS, JR.


                  *                          Director                 March 8, 1995
     ----------------------------
           ROGER P. PENNY


                  *                          Director                 March 8, 1995
     ----------------------------
          DEAN P. PHYPERS


                  *                          Director                 March 8, 1995
     ----------------------------
          WILLIAM A. POGUE


                  *                          Director                 March 8, 1995
     ----------------------------
           JOHN F. RUFFLE


     By    /s/ Lonnie A. Arnett
        --------------------------
               LONNIE A. ARNETT
               (Attorney-in-Fact)

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933,

the Savings Plan for Salaried Employees of Bethlehem Steel Corporation and

Subsidiary Companies has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of

Bethlehem and Commonwealth of Pennsylvania, on this 8th day of March, 1995.

                                        SAVINGS PLAN FOR SALARIED EMPLOYEES OF
                                        BETHLEHEM STEEL CORPORATION
                                        AND SUBSIDIARY COMPANIES



                                          /s/ J. A. Jordan, Jr.
                                        ---------------------------------------
                                           J. A. Jordan, Jr.
                                           Chairman, Employee Benefits
                                           Administration Committee

                                 EXHIBIT INDEX


EXHIBIT                                                                                                             PAGE
NUMBER                                            DESCRIPTION                                                      NUMBER
- ------                                            -----------                                                      ------
4(a)             Second Restated Certificate of Incorporation (Incorporated by reference from Exhibit 28 to
                 Bethlehem's quarterly report on Form 10-Q for the quarter ended March 31, 1994)

4(b)             By-laws of Bethlehem Steel Corporation, as amended October 1, 1988
                 (Incorporated by reference from Exhibit 3 to Bethlehem's quarterly report on Form 10-Q for the quarter ended September 30, 1988)

4(c)             Rights Agreement, dated as of September 28, 1988, between Bethlehem
                 Steel Corporation and Morgan Shareholder Services Trust Company
                 (Incorporated by reference from Exhibit 1,2 to Bethlehem's Application for Registration of Certain Classes of Securities on Form 8-A)

4(d)             Form of Common Stock Certificate (Incorporated by reference from Exhibit 4(e) to Bethlehem's
                 Registration Statement on Form S-3
                 (No. 33-48697))

5                Opinion of William H. Graham, Esq.

23(a)            Consent of William H. Graham, Esq. (included in Exhibit 5)

23(b)            Consent of Price Waterhouse LLP

24               Power of Attorney